UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 2, 2021

(Date of earliest event reported)

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-6365

Minnesota	41-0919654
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4400 West 78th Street - Suite 520

Minneapolis, Minnesota 55435

(Address of principal executive offices, including zip code)

(952) 835-1874

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.33 1/3 Par Value	APOG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On March 2, 2021, Bernard P. Aldrich informed the Board that he has decided to retire from the Board of Directors (the “Board”) of Apogee Enterprises, Inc. (the “Company”) and will not stand for re-election at the 2021 Annual Meeting of Shareholders (the “Annual Meeting”). Mr. Aldrich will continue to serve on the Board until the Annual Meeting. Mr. Aldrich’s retirement is not as a result of a disagreement with the Company relating to the Company’s operations, policies or practices.

With the retirement of Mr. Aldrich (a member of the Board’s Class II, which Class will be standing for election at the 2021 Annual Meeting), the Board took the opportunity to realign its Board Classes to ensure that each Class would have an equal number of members, as contemplated by the Company’s Restated Articles of Incorporation. To facilitate the Class realignment, on March 3, 2021, Christina M. Alvord resigned from the Board as a Class III director (term expiring in 2022), and was re-elected by the Board to serve as a Class II director effective as of March 3, 2021. Ms. Alvord will continue to serve on the Audit Committee and Nominating and Corporate Governance Committee of the Board.

Ms. Alvord, 53, has served as a member of the Board since January 2020, when she was elected as a Class III director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.

By:	/s/ Meghan M. Elliott
Meghan M. Elliott
Vice President, General Counsel and Secretary

Date: March 5, 2021